EXHIBIT 10.2

AWARD/CONTRACT 1 1 THIS COtnRACT ISA RATED ORDER Ut/DER DPAS r1f, CFR 700 \ PAG E t.>F PAGE. I j •. CQNl RACT ,P,oc ff: / {(! r.,) t !O 7 5N91.0l9COOO•J 2 3 EFF - - TiV _D1,: 1 4 ·EO , UIS l Ot'/ PU RCH;..SE HEOUEST/?KOJECT t/0 , 1 .See : t>.1 - c 11:: r : . - : oc j •,:j 1 : - : 4 8 1 CODE I CODE I )!CI t!Cl - r:>'.EC - - - - - - - - - - - - - t na ti O ii d l l n :::: : - it U tE:S t.) f !ir:,1 l ch !ati0r1al Cancer J t1s::it t1t, RP.tht ::d.= - ., >iD 0.8 \ 11 - 7:>1:. 6 ADI. \ INISTERED BY ,1101Mrth8t) //em5) Mrati()nal Ir.5"C.i Lut s of :l ;<':).1 th Noti 011al C,;ncer I ::st i tut e ethGsda, MD =089: - 7511 SCD - C H.AMC > \ MJ 1 - .00RESS CF CONTR, \ CiOK (NO, str<:et ccvntrf, Stare and ZIP COde} AETHLOfJ MED1 C?.L, It,?C.: 12'7 6382 9E3S GRAHITE R:TGE ['RIVS S'.JJTE 100 SAN DIEGO CA 92123:678 C O DE 8 DELI V E RY L J F 08 Rl(l l N /.1 OTHER {Sec he!OW) 9 DISCOUNT FOR PRO M PT P A YM ENT - - - - - - - - - - - - - - - - - - , - - - - - - - - - - - - - - - - - - - _, 10 Sl!SMiT 1/N OI C ES 1.:1· topies unles s olher , • 1 1 s o s po c1fi ec} TO THE ADDRESS S H O W N I N Ź 1 1 SHIP T C/ M ARK FOR lil SEC, DESCRJpr1rn - : PAGE{Sl llll SEC DESCRIPTION 1·· ' • I PAR r I - ThE SCHEDULE PART 11 • CONTRAC f CLAUSES X A SOI IC:lTATIOWCONTRACT roRM l. X I CONTRACT Cl AUSE S 2 4 X B iUPPt l S CR SERVICES AJ O PRJCES.'COSlS 5 PART Iii• UST OF OC•CUMENTS, EXHIBITS AND OTHER ATTA.CH, :< C DF.SCRIPTIOt - iSPECS /NORK STATEr.1EMT 6 X J LIST OF ATTACHMENTS 35 X 0 P ACKA GIN G ANO M ..;RKING 11 PA R'f I V . REPRE S ENT, \ T IO N S AND IN S TR U C TI ONS X E 1tJSPECTIO:/ .' - .tJl) ;..CCEPTJ..NCE 12 X K REPRESENTATIONS CERTIFIC/.cTIO,JSA!,O OTHER STATEMEtriS OF OF'FERORS 3 6 X F OEL!VER!ES OR PERFORMAt ::E 13 X G COt.:TR.o;CT ACtkl !STRATJON DATA 15 L iNSTRS CO/IDS A/ID IJOTICES TO OFFE.RORS X H SPECIJ \ L CotJ flV,CT RE.OUJR£/JEN1S 18 M EVA LU " . s TI O N F AC T ORS F O R AWA R D documcnl ilnd retwn cof:,:cs !o 1ssw,1g off1Cf: J Conlr.Jctor ugrees lo 1;.rnm,h n1,(J d(;H..,.er ,ill itC!ms or c,erforrn ?.!I the sc - r,..ices set fo,u1 or olt - "1erNise 1denl1f1ed <1bovc• 1h1 on any conhncJ;i.tcn sr1ee s fer 1ne ccn toeraticn s1au d he1e111 1 he nghls imd clltig 11oris c;f lhc port!,_: . to lh1'5 - t:cn!l, cl sh<=ll h: UliJ C:I to ;inu guvE!rnEd b)· th,, folJc·.v:ng do umr;nl {a) t/11 nw - <1r<J!conlr.1r.l (bJ lhe so/ir.11;.11or, i1 any and tc/ such prov1s:ons, re;;rc>! - C'11: l1ons, c - ertir1cal100s Bnd .sr,ccd1cat1ons tl!) :11e a!laclHH1 tir 1nco;pormt:d by rnre - r v ·tctt r .. ern ., ..;.aur - t;,rruJW, - , , c - , - 1 :;._ e,tJ 11:Jri)PII I 18, l SEALED - 810 ;._ \ VA.RD {Ccin!r - <1::to11s not 1€GIJir€(f to ign tr.is dDcument) Your Liid c:1 Soricila:!on NurntHH 1nclud1na lht! t,dd1lions or c:.hm1gcs maae by yo'J which <1ddil1011s or C - hang s am sel ro:in 1n !ull tibOvC!' is h(:fC•by acc1:ple:d r:s \ o lhe l1tms listed a o1,10 nd on <Jny ccn11r,uat1cn ? - :'icc:s Tt'ii.s award con ;...1:1m - a!es :re co:Hracl •,d'l;ct, on •st o! thE! lclov,, ng documents: 1a) 11,,e Gcvernrnenrf soliciHHion and ycur b:d, and (D th15 .:i - .v rdicontri.'lCJ No further contractual docum!<nt ts necessary (Bloc s shou!d br: checked only whc·n t1Wntd1nD ti "' e:,a h d contrm , : I i% :11,•,1EOr <.l(llll",;c11:1,l Clf lCl:H TIFfAl - 1'{ D. C Hh L 1 :.':I C Y: 1 C DA1E 51GtJf.D 20f; W JI T ED STA .TES O F AMER I CA Di g it a ll y sig n e d b y Tiff a n y D (;. Y Tiffany D . Chadwick - S C h adwic k - S Da l e 20 1 9 09 12 11 :29:56 - 04'00' 20C. DME S IG ls ED 9/12/19 I FACILITY CODE CODE I ME[•ICAL CENTGR DR 9609 Meciical Cente1: Drive, Rockvill 9609 l4 dicaJ Cen er D ive Ror:l:v:i..ll e f • · E 1 : o 50 12 P, \ Yl.! E H T WI L L ffE MADE: B Y CODE M I lf:V - HR - A l \ pp r oved By, NCI Branch A Invoices raid By: NIH Cc1mmer.cL:il ACCQ \ 1llt::O Br 2115 East Jefferson St, ! SC 8500 Room 4B - ,1);; a thesda, MD 20892 - 8500 1 3, AUl ' H O R I T'f FOR U$ 1 N G OlHEH ! HAN PULL , \ ID O P E N C0 /,1PET I TI O N I 10 U. S . C . 23D<I (c) ( ) [ j 41 U,S . C . 3304 (a) ( 14 ACC OUN flrl G A NO A P PllOPR!A T IO I - I DAT A See Scheclule 158 SUPPLIES/SERVICES 15C 1 5 D WE UNIT PR IC E 15F t..MOUtH 1 5 G TO TA L M .' , CJU r IT OF CO N TRAC l Ź I S I . X6 1J. 56 I . il o 1G T f , BLF. Of COII TE IIT S CONTRACTING OFFICER W I L L CO M P LET E I T EI.I 1 7 (l;l:A L E, D BI D O R ll G O T1t,T F: D P RO C U R E MENT) OR 18 (S E II LED , B1 0 PR QC UR E ME NT ) /IS /IPPLIC/IBLE A'JTHO iZ(O FOR l C".:.:..! REFRO[?...!CTJO: Pre - \ •l:us f:.:li:icn ,_ t OT usablf: - S - 1 Al Ofi fl 0 f O R M i6 t A t . - , )f 0 1 l P:£:!Cli::cd bf GS,t..N FI - H t - 15 CJ R) ! - J. 21({Cl)

CONTINUATION SHEET REFERENCE NO. OF DOCUMENT BEING CONTINUED 75N91019C00042 PAGE OF 2 36 ITEM NO. (A) SUPPLIES/SERVICES (B) QUANTITY (C) UNIT (D) UNIT PRICE (E) AMOUNT (F) 1 Topic 359: A Device Prototype for Isolation of Melanoma Exosomes for Diagnostics and Treatment Monitoring Obligated Amount: $1,860,561.00 Product/Service Code: AN13 Product/Service Description: R&D - MEDICAL: BIOMEDICAL (ADVANCED DEVELOPMENT) Project Data: 125132.1.HNC1 NCI OD OFFICE OF THE DIRECTOR.2555 RESEARCH AND DEVELOPMENT.09/03/2019 Accounting Info: 08024920191DA0.2019.03.C100.HNC1000000C.E.00014.40 6.SBIR.2555.610001.9999.9999.9999 Funded: $1,860,561.00 1,860,561.00 NAME OF OFFEROR OR CONTRACTOR AETHLON MEDICAL, INC.:1296382 AUTHORIZED FOR LOCAL REPR OPTIONAL FORM 336 (4 - 86) Sponsored by GSA FAR (48 CFR) 53.110

- 3 - Contract Number : 75N91019C00042 CONTRACT TABLE OF CONTENTS PART I - THE SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 ARTICLE B.2. PRICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 ARTICLE B.3. ADVANCE UNDERSTANDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 ARTICLE C.1. STATEMENT OF WORK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 ARTICLE C.2. REPORTING REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 ARTICLE C.3. INVENTION REPORTING REQUIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 SECTION D - PACKAGING, MARKING AND SHIPPING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 SECTION E - INSPECTION AND ACCEPTANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 SECTION F - DELIVERIES OR PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 ARTICLE F.1. PERIOD OF PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 ARTICLE F.2. DELIVERIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252 - 2 (FEBRUARY 1998) . . . . . . . . . . 14 SECTION G - CONTRACT ADMINISTRATION DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 ARTICLE G.1. CONTRACTING OFFICER'S REPRESENTATIVE (COR) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 ARTICLE G.2. KEY PERSONNEL, HHSAR 352.237 - 75 (December 2015) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 ARTICLE G . 3 . INVOICE SUBMISSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 ARTICLE G . 4 . PROVIDING ACCELERATED PAYMENT TO SMALL BUSINESS SUBCONTRACTORS, FAR 52 . 232 - 40 (December 2013 ) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 ARTICLE G.5. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . 17 SECTION H - SPECIAL CONTRACT REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 ARTICLE H . 1 . HUMAN SUBJECTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 ARTICLE H . 2 . HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE) . . . . . . . . . . . . . . . . . . . . . . . . . . 18 ARTICLE H . 3 . NIH POLICY ON ENHANCING REPRODUCIBILITY THROUGH RIGOR AND TRANSPARENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 ARTICLE H . 4 . NIH POLICY ON ENHANCING PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM NIH - FUNDED RESEARCH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 ARTICLE H . 5 . ACKNOWLEDGEMENT OF FEDERAL FUNDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 ARTICLE H . 6 . CARE OF LIVE VERTEBRATE ANIMALS, HHSAR 352 . 270 - 5 (b) (December 2015 ) . . . . . . . . . . 19 ARTICLE H . 7 . ANIMAL WELFARE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 ARTICLE H . 8 . RESTRICTION ON PORNOGRAPHY ON COMPUTER NETWORKS . . . . . . . . . . . . . . . . . . . . . . 20 ARTICLE H . 9 . GUN CONTROL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 ARTICLE H . 10 . LIMITATIONS ON SUBCONTRACTING - SBIR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 ARTICLE H . 11 . INSTITUTIONAL RESPONSIBILITY REGARDING INVESTIGATOR FINANCIAL CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 ARTICLE H . 12 . PUBLICATION AND PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22 ARTICLE H . 13 . REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE . . . . . . . . . . . . . . . . . . . . 22 ARTICLE H . 14 . SHARING RESEARCH DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 PART II - CONTRACT CLAUSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 SECTION I - CONTRACT CLAUSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

- 4 - Contract Number : 75N91019C00042 SECTION J - LIST OF ATTACHMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35 1. Statement of Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35 2 . Invoice Instructions for NIH Fixed - Price Contracts, NIH(RC) - 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35 3 . Safety and Health . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35 4 . Disclosure of Lobbying Activities, SF - LLL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35 5. NIH Small Business Innovative Research (SBIR) Program Funding Agreement Certification . . . . . . . . . . . . . 35 6. NIH Small Business Innovation Research (SBIR) Program Life Cycle Certification . . . . . . . . . . . . . . . . . . . . . . 35 PART IV - REPRESENTATIONS AND INSTRUCTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36 SECTION K - REPRESENTATIONS AND CERTIFICATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36 1. Annual Representations and Certifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36 2. Annual Representations and Certifications, FAR Clause 52.204 - 8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36 3. Animal Welfare Assurance Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

- 5 - Contract Number : 75N91019C00042 PART I - THE SCHEDULE SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES Topic 359: Technologies for Differential Isolation of Exosomes and Oncosomes Title of Project: A Device Prototype for Isolation of Melanoma Exosomes for Diagnostics and Treatment Monitoring The contractor will develop a pre - commercial prototype of an exosome isolation device to be used in clinical diagnostic laboratories. ARTICLE B.2. PRICES 1. The total fixed price of this contract is $1,860,561. 2. Upon delivery and acceptance of the services described in SECTION C of this contract and identified in the schedule of charges below, the Government shall pay to the Contractor the unit price(s) set forth below: PAYMENT SCHEDULE Description Amount ($) Kick - Off Presentation $ 206,729 Quarterly Report 1 $ 206,729 Quarterly Report 2 $ 206,729 Quarterly Report 3 $ 206,729 Quarterly Report 4, SBIR Program Life Cycle Certification, Annual Updated Commercialization Plan $ 206,729 Quarterly Report 5 $ 206,729 Quarterly Report 6 $ 206,729 Quarterly Report 7 $ 206,729 Final Report, Contract Outcomes Report, Final presentation, and all other contract deliverables $ 206,729 TOTAL FIXED PRICE $ 1,860,561 ARTICLE B.3. ADVANCE UNDERSTANDINGS a. Contract Number Designation On all correspondence submitted under this contract, the Contractor agrees to clearly identify the contract number that appears on the face page of the contract. b. SBIR Funding Agreement Certification The SBIR Funding Agreement Certification form, located in SECTION J, must be completed at the time of award prior to the performance of work under this contract, in accordance with the SBIR Policy Directive issued by SBA (May 2 , 2019 ) . For additional information, see NIH Policy Notice NOT - OD - 13 - 116, entitled, "New Program Certifications Required for SBIR and STTR Awards," located at: http://grants.nih.gov/grants/guide/notice - files/NOT - OD - 13 - 116.html.

- 6 - Contract Number : 75N91019C00042 SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT ARTICLE C.1. STATEMENT OF WORK a. Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services,qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work, dated August 28, 2019, set forth in SECTION J - List of Attachments, attached hereto and made a part of this contract. ARTICLE C.2. REPORTING REQUIREMENTS All reports required herein shall be submitted in electronic format via e - mail, as attachments, to the following designated NCI Branch Distribution Mailbox: NCIbranchainvoices@mail.nih.gov . Each e - mail submission shall contain only one deliverable. If the attached file for the deliverable exceeds 50 MB, the Contractor shall divide the deliverable into files of 50 MB each. All deliverables shall be limited to five file attachments or less. The subject line of the e - mail shall read as follows: Deliverable _ Contract Number _ Vendor's Name _ Deliverable Description _ Due Date . All electronic reports submitted shall be compliant with Section 508 of the Rehabilitation Act of 1973 . Additional information about testing documents for Section 508 compliance, including guidance and specific checklists, by application, can be found at : http : //www . hhs . gov/web/ 508 /index . html under "Making Files Accessible . " a. Technical Reports In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated below and in accordance with the DELIVERIES Article in SECTION F of this contract : Note : The Contractor shall include, in any technical progress report submitted, the applicable PubMed Central (PMC) or NIH Manuscript Submission reference number when citing publications that arise from its NIH funded research . 1. Kick - Off Presentation The Contractor shall prepare and submit a kick - off presentation. Slides shall be prepared and presentation of the slides shall occur either in - person or through webinar or teleconference. The presentation shall cover the following: a. Discussion of the Contractor's organization and project status, particularly changes that occurred since the proposal submission; b. Contractor's recent achievements (patents, publications, sales, regulatory approvals, partnerships, awards, etc.); c. Status of the field; d. Status of commercial and academic competitors; e. Where the proposed project is positioned against the state of the art; f. Intellectual property landscape;

- 7 - Contract Number : 75N91019C00042 g. Refresher on the proposed technology/R&D; h. Detailed plan for the first budget period of the contract; i. Milestones (technical and commercial) to be achieved by the end of the first budget period of the contract; j. Discussion of anticipated technical risks and alternative approaches; k. Questions to the NCI. 2. Quarterly Reports The Contractor shall submit Quarterly Reports, which shall include: a. Summary of technical objectives with status of each objective clearly marked ( e.g. previously completed, completed during this reporting period, not started, etc); b. Clear description of activities accomplished in the quarter; c. Analysis of experimental data and presentation of selected data; d. Comments regarding the timeliness of performance; e. Brief explanation of objectives/activities to be pursued in the next reporting period. This report shall generally be no longer than five (5) pages, excluding tables, figures, images and graphs used to present data. 3. Annual Updated Commercialization Plan The Contractor shall submit an updated commercialization plan which shall include. a. Value of the SBIR Project, Expected Outcomes, and Impact Describe, in layperson's terms, the proposed project and its key technology objectives. State the product, process, or service to be developed in Phases II and III. Clarify the need addressed, specifying weaknesses in the current approaches to meet this need. In addition, describe the commercial applications of the research and the innovation inherent in this application. Be sure to also specify the potential societal, educational, and scientific benefits of this work. Explain the non - commercial impacts to the overall significance of the project. Explain how the SBIR contract integrates with the overall business plan of the company. b. Organization Give a brief description of the Contractor's organization, including corporate objectives, core competencies, present size (annual sales level and number and types of employees), history of previous Federal and non - Federal funding, regulatory experience and subsequent commercialization, and any current products/services that have significant sales. Include a short description of the origins of the Contractor's organization. Indicate the Contractor's vision for the future, how the Contractor will grow/maintain a sustainable business entity, and how the Contractor will meet critical management functions as the Contractor's organization evolves from a small technology R&D business to a successful commercial entity. c. Market, Customer, and Competition Describe the market and/or market segments being targeted and provide a brief profile of the potential customer. Tell what significant advantages the Contractor's innovation will bring to the market - e.g. , better performance, lower cost, faster, more efficient or effective, new capability. Explain the hurdles the Contractor will have to overcome in order to gain market/customer acceptance of the Contractor's innovation. Describe any strategic alliances, partnerships, or licensing agreements the Contractor has in place to get FDA approval (if required) and to market

- 8 - Contract Number : 75N91019C00042 and sell the Contractor's product. Briefly describe the Contractor's marketing and sales strategy. Give an overview of the current competitive landscape and any potential competitors over the next several years. d. Intellectual Property (IP) Protection Describe how the Contractor is going to protect the IP that results from the Contractor's innovation. Also, note other actions the Contractor may consider taking that will constitute at least a temporal barrier to others aiming to provide a solution similar to the Contractor's. e. Finance Plan Describe the necessary financing the Contractor will require to commercialize the innovation and when it will be required. Describe the Contractor's plans to raise the requisite financing to launch the Contractor's innovation into Phase Ill and begin the revenue stream. Plans for this financing stage may be demonstrated in one or more of the following ways: • Letter of commitment of funding. • Letter of intent or evidence of negotiations to provide funding, should the Phase II project be successful and the market need still exist. • Letter of support for the project and/or some in - kind commitment, e.g. , to test or evaluate the innovation. • Specific steps the Contractor is going to take to secure Phase III funding. f. Production and Marketing Plan Describe how the production of the Contractor's product/process/service will occur ( e.g. , in - house manufacturing, contract manufacturing). Describe the steps the Contractor will take to market and sell the Contractor's product/process/service. For example, explain plans for licensing, Internet sales, etc. g. Revenue Stream Explain how the Contractor plans to generate a revenue stream for the Contractor's organization should this project be a success. Examples of revenue stream generation include, but are not limited to; manufacture and direct sales, sales through value added resellers or other distributors, joint venture, licensing, service. Describe how the Contractor's staffing will change to meet the Contractor's revenue expectations. 4. Draft Final Report The Contractor shall submit a Draft Final Report. The Government Contracting Officer's Representative (COR) will review and provide comments on the Draft Final Report, which the Contractor shall incorporate into a revised Final Report ( - see Reporting Requirement Item 5). The Draft Final Report shall include the following three sections: Section 1: Summary of Salient Results The Summary of Salient Results shall summarize in 200 words or less the salient results achieved during performance of the contract. Section 2: Final Technical Report The Final Technical Report shall set forth the work performed and results obtained for the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. Section 3: Commercialization Plan

- 9 - Contract Number : 75N91019C00042 The Commercialization Plan shall be in the same format as described above for the Annual Updated Commercialization Plan ( - see Reporting Requirement Item 3). 5. Final Report The Contractor shall submit a Final Report. This document shall incorporate revisions in response to the comments provided by the Government COR after review of the Draft Final Report ( - see Reporting Requirements Item 4). 6. Contract Outcomes Report The Contractor shall submit a Contract Outcomes Report using a fillable PDF form to be provided by the Government. The Contract Outcomes Report must be provided as a filled - in version of the PDF form provided and not as a printed or scanned copy of this document. 7. Final Presentation The Contractor shall prepare and submit a final presentation. Slides shall be prepared and presentation of the slides shall occur either in - person or through webinar or teleconference. The presentation shall cover the following: a. Discussion of the Contractor's organization and project status; b. Contractor's achievements during the performance period (patents, publications, sales, regulatory approvals, partnerships, awards, etc.); c. Detailed results of the performed research and development; d. Discussion of proposed milestones and whether they were achieved during the contract performance; e. Summary of progress towards commercialization; f. Questions to the NCI. a. Other Reports/Deliverables 1. Reporting of Financial Conflict of Interest (FCOI) All reports and documentation required by 45 CFR Part 94, Responsible Prospective Contractors including, but not limited to, the New FCOI Report, Annual FCOI Report, Revised FCOI Report, and the Mitigation Report, shall be submitted to the Contracting Officer in Electronic format. Thereafter, reports shall be due in accordance with the regulatory compliance requirements in 45 CFR Part 94. 45 CFR Part 94 is available at: http://www.ecfr.gov/cgi - bin/text - idx? c=ecfr&SID=0af84ca649a74846f102aaf664da1623&rgn=div5&view=text&node=45:1.0.1.1.51&idno=45 . See Part 94.5, Management and reporting of financial conflicts of interest for complete information on reporting requirements. (Reference subparagraph g. of the INSTITUTIONAL RESPONSIBILITY REGARDING INVESTIGATOR FINANCIAL CONFLICTS OF INTEREST Article in SECTION H of this contract.) 2. NIH Small Business Innovation Research (SBIR) Program Life Cycle Certification

- 10 - Contract Number : 75N91019C00042 In accordance with the SBIR/STTR Reauthorization Act of 2011, the contractor shall complete and submit the NIH Small Business Innovation Research (SBIR) Life Cycle Certification form, located in SECTION J, of the contract to the Contracting Officer. This certification is required to ensure the contractor is meeting the program's requirements during the life cycle of the contract. The Life Cycle Certification form shall be submitted as follows: • Phase I SBIR Contractors shall submit the Certification at the time of receiving final payment or disbursement. • Phase II SBIR Contractors shall submit the Certification prior to receiving more than 50% of the total contract amount AND prior to final payment or disbursement. The Contracting Officer, may, at any time after ward request further clarifications and supporting documentation in order to assist in the verification of any information provided by the contractor. For additional information, see NIH Policy Notice NOT - OD - 13 - 116, entitled, "New Program Certifications Required for SBIR and STTR Awards, " located at: http://grants.nih.gov/grants/guide/ notice - files/NOT - OD - 13 - 116.html. ARTICLE C.3. INVENTION REPORTING REQUIREMENT A 'subject invention' is defined as "any invention of the contractor made in the performance of work under a Government contract." See FAR 27.301. All reports and documentation required for subject inventions by FAR Clause 52.227 - 11, Patent Rights - Ownership by the Contractor including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification, shall be directed to the Division of Extramural Inventions and Technology Resources (DEITR), OPERA, OER, NIH, 6705 Rockledge Drive, Suite 310, MSC 7980, Bethesda, Maryland 20892 - 7980 (Telephone: 301 - 435 - 1986). To assist contractors in complying with invention reporting requirements of the clause, the NIH has developed "Interagency Edison," an electronic invention reporting system. Use of Interagency Edison is required as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web ( http://www.iedison.gov ), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH. In addition, a final invention statement, listing all subject inventions or stating that there were none, shall be submitted to the Contracting Officer and the Contracting Officer's Representative (COR) on or before the completion date of the contract .

- 11 - Contract Number : 75N91019C00042 SECTION D - PACKAGING, MARKING AND SHIPPING All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

- 12 - Contract Number : 75N91019C00042 SECTION E - INSPECTION AND ACCEPTANCE a. The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided. b. For the purpose of this SECTION, the Contracting Officer's Representative (COR) designated in SECTION G is the authorized representative of the Contracting Officer. c. Inspection and acceptance will be performed at: National Cancer Institute 9609 Medical Center Drive Rockville, MD 20850 Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt. d. This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. FAR Clause 52.246 - 9, Inspection of Research and Development (Short Form) (April 1984). FAR Clause 52.246 - 16, Responsibility for Supplies (April 1984).

Contract Number : 75N91019C00042

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1. PERIOD OF PERFORMANCE

The period of performance of this contract shall be from September 16, 2019 through September 15, 2021.

ARTICLE F.2. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon performance of the work described in the Statement of Work Article in SECTION C of this contract and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

1. The items specified below as described in the REPORTING REQUIREMENTS Article in SECTION C of this contract will be required to be delivered F.o.b. Destination as set forth in FAR 52.247-35, F.o.b. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the date(s) specified below:

Item	Description	Delivery Schedule
(1)	SBIR Funding Agreement Certification	Due at time of award, prior to performance of any work under this contract.
(2)	Financial Conflict of Interest Reports	Prior to performance of any work under this contract, the contractor must either submit an initial report or submit a statement that no such conflicts exist. Thereafter, initial and ongoing reports are due in accordance with 45 CFR Part 94.
(3)	Kick-off Presentation	Due on or before 30 calendar days following the effective date of this contract.
(4)	Quarterly Reports	Due on or before 15 calendar days following completion of each reporting period. A Quarterly Report shall not be due when the Final Report is due.
(5)	SBIR Program Life Cycle Certification 1	Due upon submission of invoice requesting at least 50% of the total fixed price.
(6)	Annual Updated Commercialization Plan	Due on or before 1 year after the effective date of this contract.
(7)	Draft Final Report	Due on or before 1 month prior to the completion date of the contract.
(8)	Final Report	Due on or before the completion date of the contract.
(9)	Contract Outcomes Report	Due on or before the completion date of the contract.
(10)	Final Presentation	Due on or before the completion date of the contract.
(11)	SBIR Program Life Cycle Certification 2	Due on or before the completion date of the contract.
(12)	Final Invention Statement	Due on or before the completion date of the contract.
(13)	Invention Disclosure Report & Annual Invention Utilization Reports	In accordance with FAR Clause 52.227-11, Patent Rights-Ownership by the Contractor, for any subject invention(s).

2. The above items shall be addressed and delivered to:

Addressee	Deliverables
NCI Contracting Officer ncibranchainvoices@mail.nih.gov	Items 1-12, in electronic format
OPERA, OEH, NIH 6705 Rockledge Drive, Suite 310, MSC 7980 Bethesda, MD 20892-7980	Item 13, via http://www.iedison.gov

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- 14 - Contract Number : 75N91019C00042 ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252 - 2 (FEBRUARY 1998) This contract incorporates the following clause(s) by reference, with the same force and effect as if it were given in full text . Upon request, the Contracting Officer will make its full text available . Also, the full text of a clause may be accessed electronically at this address : https : //www . acquisition . gov/?q=browsefar . FEDERAL ACQUISITION REGULATION ( 48 CFR CHAPTER 1 ) CLAUSE : 52 . 242 - 15 , Stop Work Order (August 1989 )

- 15 - Contract Number : 75N91019C00042 SECTION G - CONTRACT ADMINISTRATION DATA ARTICLE G.1. CONTRACTING OFFICER'S REPRESENTATIVE (COR) The following Contracting Officer's Representative (COR) will represent the Government for the purpose of this contract: Jian Lou The COR is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the statement of work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance. The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor for any costs incurred during the performance of this contract; (5) otherwise change any terms and conditions of this contract; or (6) sign written licensing agreements. Any signed agreement shall be incorporated by reference in Section K of the contract The Government may unilaterally change its COR designation. ARTICLE G.2. KEY PERSONNEL, HHSAR 352.237 - 75 (December 2015) The key personnel specified in this contract are considered to be essential to work performance. At least 30 days prior to the contractor voluntarily diverting any of the specified individuals to other programs or contracts the Contractor shall notify the Contracting Officer and shall submit a justification for the diversion or replacement and a request to replace the individual. The request must identify the proposed replacement and provide an explanation of how the replacement's skills, experience, and credentials meet or exceed the requirements of the contract (including, when applicable, Human Subjects Testing requirements). If the employee of the contractor is terminated for cause or separates from the contractor voluntarily with less than thirty days notice, the Contractor shall provide the maximum notice practicable under the circumstances. The Contractor shall not divert, replace, or announce any such change to key personnel without the written consent of the Contracting Officer. The contract will be modified to add or delete key personnel as necessary to reflect the agreement of the parties. (End of Clause) The following individual(s) is/are considered to be essential to the work being performed hereunder: Name Title Annette Marleau, PhD Principal Investigator ARTICLE G.3. INVOICE SUBMISSION a. Invoice Instructions for NIH Fixed - Price Type Contracts, NIH(RC) - 2, are attached and made part of this contract. The Contractor shall follow the attached instructions and submission procedures specified below to meet the requirements of a "proper invoice" pursuant to FAR Subpart 32.9, Prompt Payment. 1. Payment requests shall be submitted to the offices identified below. Do not submit supporting documentation (e.g., receipts, time sheets, vendor invoices, etc.) with your payment request unless specified elsewhere in the contract or requested by the Contracting Officer.

- 16 - Contract Number : 75N91019C00042 1. The original invoice shall be submitted to the following designated billing office : National Institutes of Health Office of Financial Management Commercial Accounts 2115 East Jefferson Street, Room 4B - 432, MSC 8500 Bethesda, MD 20892 - 8500 2. One courtesy copy of the original invoice shall be submitted electronically as follows: 1. The Contractor shall scan the original payment request (invoice) in Adobe Portable Document Format (PDF) along with the necessary supporting documentation as one single attachment. 2. Save the single attachment (scanned invoice along with any supporting documentation) in the following format : YourVendorName_Invoice number (e . g . , if you are submitting Invoice 123456 , save the single attachment as "Contractor Name_Invoice 123456 ") . [Note : Please do not use special characters (such as #, $ , % , *, &, !) when saving your attachment . Only the underscore symbol (_) is permitted . ] 3. Transmit the saved single attachment via e - mail to the appropriate branch's Central Point of Distribution. For the purpose of this contract, the Central Point of Distribution is NCI OA Branch A - ncibranchainvoices@mail.nih.gov . Only one payment request shall be submitted per e - mail and the subject line of the e - mail shall include the Contract Number_Contract Title_Contractor's Name_unique Invoice number. Note : The original payment request must still be submitted in hard copy and mailed to the designated billing office listed in subparagraph a . , above, to meet the requirements of a "proper invoice . " Also, the Contractor must certify on the payment request that the electronic courtesy copy is a duplicate of the original invoice mailed to NIH's Office of Financial Management . 2. In addition to the requirements specified in FAR 32.905 for a proper invoice, the Contractor shall include the following information on the face page of all payment requests: a. Name of the Office of Acquisitions: The National Cancer Institute. b. Federal Taxpayer Identification Number (TIN). If the Contractor does not have a valid TIN, it shall identify the Vendor Identification Number (VIN) on the payment request. The VIN is the number that appears after the Contractor's name on the face page of the contract. If the Contractor has neither a TIN, DUNS, or VIN, contact the Contracting Officer. c. DUNS or DUNS+4 Number. The DUNS number must identify the Contractor's name and address exactly as stated in the contract and as registered in the System for Award Management (SAM) database. If the Contractor does not have a valid DUNS number, it shall identify the Vendor Identification Number (VIN) on the payment request. The VIN is the number that appears after the Contractor's name on the face page of the contract. If the Contractor has neither a TIN, DUNS, or VIN, contact the Contracting Officer. d. Invoice Matching Option. This contract requires a two - way match. e. Unique Invoice Number. Each payment request must be identified by a unique invoice number, which can only be used one time regardless of the number of contracts or orders held by an organization. f. The contract period of performance. g. The contract number and the contract title.

- 17 - Contract Number : 75N91019C00042 b. Inquiries regarding payment of invoices shall be directed to the designated billing office, (301) 496 - 6452. ARTICLE G.4. PROVIDING ACCELERATED PAYMENT TO SMALL BUSINESS SUBCONTRACTORS, FAR 52.232 - 40 (December 2013) a. Upon receipt of accelerated payments from the Government, the Contractor shall make accelerated payments to its small business subcontractors under this contract, to the maximum extent practicable and prior to when such payment is otherwise required under the applicable contract or subcontract, after receipt of a proper invoice and all other required documentation from the small business subcontractor. b. The acceleration of payments under this clause does not provide any new rights under the prompt Payment Act. c. Include the substance of this clause, include this paragraph c, in all subcontracts with small business concerns, including subcontracts with small business concerns for the acquisition of commercial items. (End of Clause) ARTICLE G.5. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE a. Contractor Performance Evaluations Interim and Final evaluations of Contractor performance will be prepared on this contract in accordance with FAR Subpart 42.15. The Final performance evaluation will be prepared at the time of completion of work. In addition to the Final evaluation, Interim evaluation(s) will be prepared Annually, on or around the anniversary of the effective date of the contract. Interim and Final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted sixty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final. Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions. b. Electronic Access to Contractor Performance Evaluations Contractors may access evaluations through a secure Web site for review and comment at the following address: http://www.cpars.gov .

- 18 - Contract Number : 75N91019C00042 SECTION H - SPECIAL CONTRACT REQUIREMENTS ARTICLE H.1. HUMAN SUBJECTS It is hereby understood and agreed that research involving human subjects shall not be conducted under this contract, and that no material developed, modified, or delivered by or to the Government under this contract, or any subsequent modification of such material, will be used by the Contractor or made available by the Contractor for use by anyone other than the Government, for experimental or therapeutic use involving humans without the prior written approval of the Contracting Officer. ARTICLE H.2. HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE) The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material. The Contractor shall provide written documentation that all human materials obtained as a result of research involving human subjects conducted under this contract, by collaborating sites, or by subcontractors identified under this contract, were obtained with prior approval by the Office for Human Research Protections (OHRP) of an Assurance to comply with the requirements of 45 CFR 46 to protect human research subjects . This restriction applies to all collaborating sites without OHRP - approved Assurances, whether domestic or foreign, and compliance must be ensured by the Contractor . Provision by the Contractor to the Contracting Officer of a properly completed "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990 - 0263(formerly Optional Form 310), certifying IRB review and approval of the protocol from which the human materials were obtained constitutes the written documentation required. The human subject certification can be met by submission of a self designated form, provided that it contains the information required by the "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990 - 0263(formerly Optional Form 310). ARTICLE H.3. NIH POLICY ON ENHANCING REPRODUCIBILITY THROUGH RIGOR AND TRANSPARENCY Contractors shall adhere to the NIH policy of enhancing reproducibility through rigor and transparency by addressing each of the four areas of the policy in performance of the Statement of Work and in publications, as applicable: 1) Scientific Premise; 2) Scientific Rigor; 3) Consideration of Relevant Biological Variables, including Sex; and 4) Authentication of Key Biological and/or Chemical Resources. This policy applies to all NIH funded research and development, from basic through advanced clinical studies. See NIH Guide Notice, NOT - OD - 15 - 103 , "Enhancing Reproducibility through Rigor and Transparency" and NOT - OD - 15 - 102 , "Consideration of Sex as a Biological Variable in NIH - funded Research" for more information. In addition, publications are expected to follow the guidance at http:// www.nih.gov/research - training/rigor - reproducibility/principles - guidelines - reporting - preclinical - research , whether preclinical or otherwise, as appropriate. More information is available at http://grants.nih.gov/reproducibility/index.htm , including FAQs and a General Policy Overview. ARTICLE H.4. NIH POLICY ON ENHANCING PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM NIH - FUNDED RESEARCH NIH - funded investigators shall submit to the NIH National Library of Medicine's (NLM) PubMed Central (PMC) an electronic version of the author's final manuscript, upon acceptance for publication, resulting from research supported in whole or in part with direct costs from NIH. NIH defines the author's final manuscript as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. The PMC archive will

- 19 - Contract Number : 75N91019C00042 preserve permanently these manuscripts for use by the public, health care providers, educators, scientists, and NIH. The Policy directs electronic submissions to the NIH/NLM/PMC: http://www.pubmedcentral.nih.gov . Additional information is available at http://grants.nih.gov/grants/guide/notice - files/NOT - OD - 09 - 071.html and http:// publicaccess.nih.gov . ARTICLE H.5. ACKNOWLEDGEMENT OF FEDERAL FUNDING The Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources. ARTICLE H.6. CARE OF LIVE VERTEBRATE ANIMALS, HHSAR 352.270 - 5(b) (December 2015) a. Before undertaking performance of any contract involving animal - related activities where the species is regulated by the United Sates Department of Agriculture (USDA), the Contractor shall register with the Secretary of Agriculture of the United States in accordance with 7 U.S.C. 2136 and 9 CFR 2.25 through 2.28. The Contractor shall furnish evidence of the registration to the Contracting Officer. b. The Contractor shall acquire vertebrate animals used in research from a dealer licensed by the Secretary of Agriculture under 7 U.S.C. 2133 and 9 CFR 2.1 2.11, or from a source that is exempt from licensing under those sections. c. The Contractor agrees that the care, use, and intended use of any live vertebrate animals in the performance of this contract shall conform with the Public Health Service (PHS) Policy on Humane Care and Use of Laboratory Animals (PHS Policy), the current Animal Welfare Assurance (Assurance), the Guide for the Care and Use of Laboratory Animals (National Academy Press, Washington, DC) and the pertinent laws and regulations of the United States Department of Agriculture (see 7 U.S.C. 2131 et seq. and 9 CFR subchapter A, Parts 1 - 4). In case of conflict between standards, the more stringent standard shall govern. d. If at any time during performance of this contract, the Contracting Officer determines, in consultation with the Office of Laboratory Animal Welfare (OLAW), National Institutes of Health (NIH), that the Contractor is not in compliance with any of the requirements and standards stated in paragraphs (a) through (c)above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer's written notice of suspension, the Contracting Officer may, in consultation with OLAW, NIH, terminate this contract in whole or in part, and the Contractor's name may be removed from the list of those contractors with Animal Welfare Assurances. Note : The Contractor may request registration of its facility and a current listing of licensed dealers from the Regional Office of the Animal and Plant Health Inspection Service (APHIS), USDA, for the region in which its research facility is located. The location of the appropriate APHIS Regional Office, as well as information concerning this program may be obtained by contacting the Animal Care Staff, USDA/APHIS, 4700 River Road, Riverdale, Maryland 20737 (Email: ace@aphis.usda.gov ; Web site: ( http://www.aphis.usda.gov/wps/portal/aphis/ourfocus/animalwelfare ). (End of clause)

- 20 - Contract Number : 75N91019C00042 ARTICLE H.7. ANIMAL WELFARE All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals (PHS Policy). The PHS Policy can be accessed at: http:// grants1.nih.gov/grants/olaw/references/phspol.htm In addition, the research involving live vertebrate animals shall be conducted in accordance with the description set forth in the Vertebrate Animal Section (VAS) of the contractor's technical proposal, as confirmed in the Final Proposal Revision (FPR), dated September 9, 2019, which is incorporated by reference. ARTICLE H.8. RESTRICTION ON PORNOGRAPHY ON COMPUTER NETWORKS The Contractor shall not use contract funds to maintain or establish a computer network unless such network blocks the viewing, downloading, and exchanging of pornography. ARTICLE H.9. GUN CONTROL The Contractor shall not use contract funds in whole or in part, to advocate or promote gun control. ARTICLE H.10. LIMITATIONS ON SUBCONTRACTING - SBIR The Contractor shall perform a minimum off one - half of the research and/or analytical effort conducted under this contract, as measured by total contract dollars. Any deviation from this requirement must be approved in writing by the Contracting Officer. ARTICLE H.11. INSTITUTIONAL RESPONSIBILITY REGARDING INVESTIGATOR FINANCIAL CONFLICTS OF INTEREST The Institution (includes any contractor, public or private, excluding a Federal agency) shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that Investigators (defined as the project director or principal Investigator and any other person, regardless of title or position, who is responsible for the design, conduct, or reporting of research funded under NIH contracts, or proposed for such funding, which may include, for example, collaborators or consultants) will not be biased by any Investigator financial conflicts of interest. 45 CFR Part 94 is available at the following Web site: : http://www.ecfr.gov/cgi - bin/text - idx? c=ecfr&SID=0af84ca649a74846f102aaf664da1623&rgn=div5&view=text&node=45:1.0.1.1.51&idno=45 As required by 45 CFR Part 94, the Institution shall, at a minimum: a. Maintain an up - to - date, written, enforceable policy on financial conflicts of interest that complies with 45 CFR Part 94, inform each Investigator of the policy, the Investigator's reporting responsibilities regarding disclosure of significant financial interests, and the applicable regulation, and make such policy available via a publicly accessible Web site, or if none currently exist, available to any requestor within five business days of a request. A significant financial interest means a financial interest consisting of one or more of the following interests of the Investigator (and those of the Investigator's spouse and dependent children) that reasonably appears to be related to the Investigator's institutional responsibilities: 1. With regard to any publicly traded entity, a significant financial interest exists if the value of any remuneration received from the entity in the twelve months preceding the disclosure and the value of any equity interest in the entity as of the date of disclosure, when aggregated, exceeds $5,000. Included are payments and equity interests; 2. With regard to any non - publicly traded entity, a significant financial interest exists if the value of any remuneration received from the entity in the twelve months preceding the disclosure, when aggregated, exceeds $5,000, or when the Investigator (or the Investigator's spouse or dependent children) holds any equity interest; or

- 21 - Contract Number : 75N91019C00042 3. Intellectual property rights and interests, upon receipt of income related to such rights and interest. Significant financial interests do not include the following: 1. Income from seminars, lectures, or teaching, and service on advisory or review panels for government agencies, Institutions of higher education, academic teaching hospitals, medical centers, or research institutes with an Institution of higher learning; and 2. Income from investment vehicles, such as mutual funds and retirement accounts, as long as the Investigator does not directly control the investment decisions made in these vehicles. b. Require each Investigator to complete training regarding the Institution's financial conflicts of interest policy prior to engaging in research related to any NIH - funded contract and at least every four years. The Institution must take reasonable steps [see Part 94.4(c)] to ensure that investigators working as collaborators, consultants or subcontractors comply with the regulations. c. Designate an official(s) to solicit and review disclosures of significant financial interests from each Investigator who is planning to participate in, or is participating in, the NIH - funded research. d. Require that each Investigator who is planning to participate in the NIH - funded research disclose to the Institution's designated official(s) the Investigator's significant financial interest (and those of the Investigator's spouse and dependent children) no later than the date of submission of the Institution's proposal for NIH - funded research. Require that each Investigator who is participating in the NIH - funded research to submit an updated disclosure of significant financial interests at least annually, in accordance with the specific time period prescribed by the Institution during the period of the award as well as within thirty days of discovering or acquiring a new significant financial interest. e. Provide guidelines consistent with the regulations for the designated official(s) to determine whether an Investigator's significant financial interest is related to NIH - funded research and, if so related, whether the significant financial interest is a financial conflict of interest. An Investigator's significant financial interest is related to NIH - funded research when the Institution, thorough its designated official(s), reasonably determines that the significant financial interest: Could be affected by the NIH - funded research; or is in an entity whose financial interest could be affected by the research. A financial conflict of interest exists when the Institution, through its designated official(s), reasonably determines that the significant financial interest could directly and significantly affect the design, conduct, or reporting of the NIH - funded research. f. Take such actions as necessary to manage financial conflicts of interest, including any financial conflicts of a subcontractor Investigator. Management of an identified financial conflict of interest requires development and implementation of a management plan and, if necessary, a retrospective review and mitigation report pursuant to Part 94.5(a). g. Provide initial and ongoing FCOI reports to the Contracting Officer pursuant to Part 94.5(b). h. Maintain records relating to all Investigator disclosures of financial interests and the Institution's review of, and response to, such disclosures, and all actions under the Institution's policy or retrospective review, if applicable, for at least 3 years from the date of final payment or, where applicable, for the other time periods specified in 48 CFR Part 4, subpart 4.7, Contract Records Retention. i. Establish adequate enforcement mechanisms and provide for employee sanctions or other administrative actions to ensure Investigator compliance as appropriate.

- 22 - Contract Number : 75N91019C00042 j. Complete the certification in Section K - Representations, Certifications, and Other Statements of Offerors titled "Certification of Institutional Policy on Financial Conflicts of Interest". If the failure of an Institution to comply with an Institution's financial conflicts of interest policy or a financial confli ct of interest management plan appears to have biased the design, conduct, or reporting of the NIH - funded research, the Institution must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will consider the situation and, as necessary, take appropriate action or refer the matter to the Institution for further action, which may include directions to the Institution on how to maintain appropriate objectivity in the NIH - funded research project. The Contracting Officer and/or HHS may inquire at any time before, during, or after award into any Investigator disclosure of financial interests, and the Institution's review of, and response to, such disclosure, regardless of whether the disclosure resulted in the Institution's determination of a financial conflict of interests.. The Contracting Officer may require submission of the records or review them on site. On the basis of this review of records or other information that may be available, the Contracting Officer may decide that a particular financial conflict of interest will bias the objectivity of the NIH - funded research to such an extent that further corrective action is needed or that the Institution has not managed the financial conflict of interest in accordance with Part 94.6(b). The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved. If the Contracting Officer determines that NIH - funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device, or treatment, has been designed, conducted, or reported by an Investigator with a financial conflict of interest that was not managed or reported by the Institution, the Institution shall require the Investigator involved to disclose the financial conflict of interest in each public presentation of the results of the research and to request an addendum to previously published presentations. ARTICLE H.12. PUBLICATION AND PUBLICITY In addition to the requirements set forth in HHSAR Clause 352.227 - 70, Publications and Publicity incorporated by reference in SECTION I of this contract, the Contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows: "This project has been funded in whole or in part with Federal funds from the National Cancer Institute, National Institutes of Health, Department of Health and Human Services, under Contract No.75N91019C00042" a. Advanced Copies of Press Releases Press releases shall be considered to include the public release of information to any medium, excluding peer - reviewed scientific publications. The Contractor shall not publish a press release related to this contract without receiving prior concurrence from the Contracting Officer. The Contractor shall submit an advance copy of the press release to the Contracting Officer and Contracting Officer's Representative (COR). Upon acknowledgment of receipt, the Contracting Officer will have five (5) working days to respond with concurrence or comments. In the event that the Contracting Officer does not communicate concurrence or comments to the Contractor within five (5) working days following acknowledgement of receipt of the press release advance copy, concurrence may be presumed. ARTICLE H.13. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is 1 - 800 - HHS - TIPS (1 - 800 - 447 - 8477). All telephone calls will be handled confidentially. The website to file a complaint on - line is: http://oig.hhs.gov/fraud/hotline/ and the mailing address is: US Department of Health and Human Services

- 23 - Contract Number : 75N91019C00042 Office of Inspector General ATTN: OIG HOTLINE OPERATIONS P.O. Box 23489 Washington, D.C. 20026 ARTICLE H.14. SHARING RESEARCH DATA The Contractor agrees to adhere to the data sharing plan submitted with its final proposal revision and shall request prior approval of the Contracting Officer for any changes in its plan. The NIH endorses the sharing of final research data to serve health. This contract is expected to generate research data that must be shared with the public and other researchers. NIH's data sharing policy may be found at the following Web site: http://grants.nih.gov/grants/guide/notice - files/NOT - OD - 03 - 032.html NIH recognizes that data sharing may be complicated or limited, in some cases, by institutional policies, local IRB rules, as well as local, state and Federal laws and regulations, including the Privacy Rule (see HHS - published documentation on the Privacy Rule at http://www.hhs.gov/ocr/ ). The rights and privacy of people who participate in NIH - funded research must be protected at all times; thus, data intended for broader use should be free of identifiers that would permit linkages to individual research participants and variables that could lead to deductive disclosure of the identity of individual subjects.

Contract Number : 75N91019C00042

PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

ARTICLE I.1. GENERAL CLAUSES FOR A FIXED-PRICE RESEARCH AND DEVELOPMENT SBIR PHASE II CONTRACT

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically as follows: FAR Clauses at: http://www.acquisition.gov/far/. HHSAR Clauses at: http://www.hhs.gov/policies/hhsar/subpart352.html.

a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR CLAUSE NO.	DATE	TITLE
52.202-1	Nov 2013	Definitions (Over the Simplified Acquisition Threshold)
52.203-3	Apr 1984	Gratuities (Over the Simplified Acquisition Threshold)
52.203-5	May 2014	Covenant Against Contingent Fees (Over the Simplified Acquisition Threshold)
52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government (Over the Simplified Acquisition Threshold)
52.203-7	May 2014	Anti-Kickback Procedures (Over the Simplified Acquisition Threshold)
52.203-8	May 2014	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over the Simplified Acquisition Threshold)
52.203-10	May 2014	Price or Fee Adjustment for Illegal or Improper Activity (Over the Simplified Acquisition Threshold)
52.203-12	Oct 2010	Limitation on Payments to Influence Certain Federal Transactions (Over $150,000)
52.203-17	Apr 2014	Contractor Employee Whistleblower Rights and Requirements to Inform Employees of Whistleblower Rights (Over the Simplified Acquisition Threshold)
52.203-99	Feb 2015	Prohibition on Contracting with Entities That Require Certain Internal Confidentiality Agreements (DEVIATION)
52.204-4	May 2011	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper(Over the Simplified Acquisition Threshold)
52.204-10	Oct 2016	Reporting Executive Compensation and First-Tier Subcontract Awards ($30,000 or more)
52.204-13	Oct 2016	System for Award Management Maintenance
52.209-6	Oct 2015	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $35,000)
52.215-2	Oct 2010	Audit and Records - Negotiation [Note: Applies to ALL contracts funded in whole or in part with Recovery Act funds, regardless of dollar value, AND contracts over the Simplified Acquisition Threshold funded exclusively with non-Recovery Act funds.]
52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
52.215-10	Aug 2011	Price Reduction for Defective Certified Cost or Pricing Data (Over $750,000)

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Contract Number : 75N91019C00042

FAR CLAUSE NO.	*DATE*	*TITLE*
52.215-12	*Oct 2010*	*Subcontractor Cost or Pricing Data (Over $750,000)*
52.215-14	*Oct 2010*	*Integrity of Unit Prices (Over the Simplified Acquisition Threshold)*
52.215-15	*Oct 2010*	*Pension Adjustments and Asset Reversions (Over $750,000)*
52.215-18	*Jul 2005*	*Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions*
52.215-19	*Oct 1997*	*Notification of Ownership Changes*
52.215-21	*Oct 2010*	*Requirements for Certified Cost or Pricing Data and Data Other Than Certified Cost or Pricing Data - Modifications*
52.219-6	*Nov 2011*	*Notice of Total Small Business Set-Aside*
52.219-8	*Nov 2016*	*Utilization of Small Business Concerns (Over the Simplified Acquisition Threshold)*
52.219-14	*Jan 2017*	*Limitations on Subcontracting*
52.222-3	*Jun 2003*	*Convict Labor*
52.222-21	*Apr 2015*	*Prohibition of Segregated Facilities*
52.222-26	*Sep 2016*	*Equal Opportunity*
52.222-35	*Oct 2015*	*Equal Opportunity for Veterans ($150,000 or more)*
52.222-36	*Jul 2014*	*Equal Opportunity for Workers with Disabilities*
52.222-37	*Feb 2016*	*Employment Reports on Veterans ($150,000 or more)*
52.222-40	*Dec 2010*	*Notification of Employee Rights Under the National Labor Relations Act (Over the Simplified Acquisition Threshold)*
52.222-50	*Mar 2015*	*Combating Trafficking in Persons*
52.222-54	*Oct 2015*	*Employment Eligibility Verification (Over the Simplified Acquisition Threshold)*
52.223-6	*May 2001*	*Drug-Free Workplace*
52.223-18	*Aug 2011*	*Encouraging Contractor Policies to Ban Text Messaging While Driving*
52.225-1	*May 2014*	*Buy American - Supplies*
52.225-13	*Jun 2008*	*Restrictions on Certain Foreign Purchases*
52.227-1	*Dec 2007*	*Authorization and Consent, Alternate I (Apr 1984)*
52.227-2	*Dec 2007*	*Notice and Assistance Regarding Patent and Copyright Infringement*
52.227-11	*May 2014*	*Patent Rights - Ownership by the Contractor (Note: In accordance with FAR 27.303(b)(2), paragraph (e) is modified to include the requirements in FAR 27.303(b)(2)(i) through (iv). The frequency of reporting in (i) is annual.*
52.227-20	*May 2014*	*Rights in Data - SBIR Program*
52.229-3	*Feb 2013*	*Federal, State and Local Taxes (Over the Simplified Acquisition Threshold)*
52.232-2	*Apr 1984*	*Payments under Fixed-Price Research and Development Contracts*
52.232-9	*Apr 1984*	*Limitation on Withholding of Payments*
52.232-17	*May 2014*	*Interest (Over the Simplified Acquisition Threshold)*
52.232-23	*May 2014*	*Assignment of Claims*
52.232-25	*Jan 2017*	*Prompt Payment*
52.232-33	*Jul 2013*	*Payment by Electronic Funds Transfer--System for Award Management*
52.232-39	*Jun 2013*	*Unenforceability of Unauthorized Obligations*

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Contract Number : 75N91019C00042

FAR CLAUSE NO.	*DATE*	*TITLE*
52.233-1	*May 2014*	*Disputes*
52.233-3	*Aug 1996*	*Protest After Award*
52.233-4	*Oct 2004*	*Applicable Law for Breach of Contract Claim*
52.242-13	*Jul 1995*	*Bankruptcy (Over the Simplified Acquisition Threshold)*
52.243-1	*Aug 1987*	*Changes - Fixed Price, Alternate V (Apr 1984)*
52.244-5	*Dec 1996*	*Competition in Subcontracting (Over the Simplified Acquisition Threshold)*
52.244-6	*Nov 2017*	*Subcontracts for Commercial Items*
52.246-25	*Feb 1997*	*Limitation of Liability - Services (Over the Simplified Acquisition Threshold)*
52.249-2	*Apr 2012*	*Termination for the Convenience of the Government (Fixed-Price)*
52.249-9	*Apr 1984*	*Default (Fixed-Price Research and Development)(Over the Simplified Acquisition Threshold)*
52.253-1	*Jan 1991*	*Computer Generated Forms*

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR CLAUSE NO.	*DATE*	*TITLE*
352.203-70	*Dec 2015*	*Anti-Lobbying*
352.222-70	*Dec 2015*	*Contractor Cooperation in Equal Employment Opportunity Investigations*
352.227-70	*Dec 2015*	*Publications and Publicity*
352.237-75	*Dec 2015*	*Key Personnel*

[End of GENERAL CLAUSES FOR A FIXED-PRICE RESEARCH AND DEVELOPMENT SBIR PHASE II CONTRACT- Rev. 11/2017].

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- 27 - Contract Number : 75N91019C00042 ARTICLE I.2. AUTHORIZED SUBSTITUTION OF CLAUSES ARTICLE I.1. of this SECTION is hereby modified as follows: a. THERE ARE NO APPLICABLE CLAUSES IN THIS SECTION.

- 28 - Contract Number : 75N91019C00042 ARTICLE I.3. Additional Contract Clauses This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the Contracting Officer will make their full text available. a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES 1. FAR Clause 52.204 - 14 , Service Contract Reporting Requirements (October 2016). 2. FAR Clause 52.204 - 18 Commercial and Government Entity Code Maintenance (July 2016) 3. FAR Clause 52.209 - 10, Prohibition on Contracting With Inverted Domestic Corporations (November 2015). 4. FAR Clause 52.219 - 28, Post - Award Small Business Program Rerepresentation (July 2013). a. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES: 1. HHSAR Clause 352.208 - 70, Printing and Duplication (December 2015) 2. HHSAR Clause 352.223 - 70, Safety and Health (December 2015)

- 29 - Contract Number : 75N91019C00042 ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT This contract incorporates the following clauses in full text. a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES 1. FAR Clause 52.204 - 21, Basic Safeguarding of Covered Contractor Information Systems (June 2016) a. Definitions . As used in this clause -- "Covered contractor information system" means an information system that is owned or operated by a contractor that processes, stores, or transmits Federal contract information. "Federal contract information" means information, not intended for public release, that is provided by or generated for the Government under a contract to develop or deliver a product or service to the Government, but not including information provided by the Government to the public (such as on public Web sites) or simple transactional information, such as necessary to process payments. "Information" means any communication or representation of knowledge such as facts, data, or opinions, in any medium or form, including textual, numerical, graphic, cartographic, narrative, or audiovisual (Committee on National Security Systems Instruction (CNSSI) 4009). "Information system" means a discrete set of information resources organized for the collection, processing, maintenance, use, sharing, dissemination, or disposition of information (44 U.S.C. 3502). "Safeguarding" means measures or controls that are prescribed to protect information systems. b. Safeguarding requirements and procedures. 1. The Contractor shall apply the following basic safeguarding requirements and procedures to protect covered contractor information systems. Requirements and procedures for basic safeguarding of covered contractor information systems shall include, at a minimum, the following security controls: i. Limit information system access to authorized users, processes acting on behalf of authorized users, or devices (including other information systems). ii. Limit information system access to the types of transactions and functions that authorized users are permitted to execute. iii. Verify and control/limit connections to and use of external information systems. iv. Control information posted or processed on publicly accessible information systems. v. Identify information system users, processes acting on behalf of users, or devices. vi. Authenticate (or verify) the identities of those users, processes, or devices, as a prerequisite to allowing access to organizational information systems. vii. Sanitize or destroy information system media containing Federal Contract Information before disposal or release for reuse. viii. Limit physical access to organizational information systems, equipment, and the respective operating environments to authorized individuals.

- 30 - Contract Number : 75N91019C00042 ix. Escort visitors and monitor visitor activity; maintain audit logs of physical access; and control and manage physical access devices. x. Monitor, control, and protect organizational communications (i.e., information transmitted or received by organizational information systems) at the external boundaries and key internal boundaries of the information systems. xi. Implement subnetworks for publicly accessible system components that are physically or logically separated from internal networks. xii. Identify, report, and correct information and information system flaws in a timely manner. xiii. Provide protection from malicious code at appropriate locations within organizational information systems. xiv. Update malicious code protection mechanisms when new releases are available. xv. Perform periodic scans of the information system and real - time scans of files from external sources as files are downloaded, opened, or executed. 2. Other requirements. This clause does not relieve the Contractor of any other specific safeguarding requirements specified by Federal agencies and departments relating to covered contractor information systems generally or other Federal safeguarding requirements for controlled unclassified information (CUI) as established by Executive Order 13556. c. Subcontracts . The Contractor shall include the substance of this clause, including this paragraph (c), in subcontracts under this contract (including subcontracts for the acquisition of commercial items, other than commercially available off - the - shelf items), in which the subcontractor may have Federal contract information residing in or transiting through its information system. (End of clause) 2. FAR Clause 52.204 - 25 Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (AUG 2019) a. Definitions . As used in this clause - Covered foreign country means The People's Republic of China. Covered telecommunications equipment or services means - 1. Telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities); 2. For the purpose of public safety, security of Government facilities, physical security surveillance of critical infrastructure, and other national security purposes, video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities);

- 31 - Contract Number : 75N91019C00042 3. Telecommunications or video surveillance services provided by such entities or using such equipment; or 4. Telecommunications or video surveillance equipment or services produced or provided by an entity that the Secretary of Defense, in consultation with the Director of National Intelligence or the Director of the Federal Bureau of Investigation, reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country. Critical technology means - 1. Defense articles or defense services included on the United States Munitions List set forth in the International Traffic in Arms Regulations under subchapter M of chapter I of title 22, Code of Federal Regulations; 2. Items included on the Commerce Control List set forth in Supplement No. 1 to part 774 of the Export Administration Regulations under subchapter C of chapter VII of title 15, Code of Federal Regulations, and controlled - i. Pursuant to multilateral regimes, including for reasons relating to national security, chemical and biological weapons proliferation, nuclear nonproliferation, or missile technology; or ii. For reasons relating to regional stability or surreptitious listening; 3. Specially designed and prepared nuclear equipment, parts and components, materials, software, and technology covered by part 810 of title 10, Code of Federal Regulations (relating to assistance to foreign atomic energy activities); 4. Nuclear facilities, equipment, and material covered by part 110 of title 10, Code of Federal Regulations (relating to export and import of nuclear equipment and material); 5. Select agents and toxins covered by part 331 of title 7, Code of Federal Regulations, part 121 of title 9 of such Code, or part 73 of title 42 of such Code; or 6. Emerging and foundational technologies controlled pursuant to section 1758 of the Export Control Reform Act of 2018 (50 U.S.C. 4817). Substantial or essential component means any component necessary for the proper function or performance of a piece of equipment, system, or service. b. Prohibition . Section 889(a)(1)(A) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115 - 232) prohibits the head of an executive agency on or after August 13, 2019, from procuring or obtaining, or extending or renewing a contract to procure or obtain, any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. The Contractor is prohibited from providing to the Government any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this clause applies or the covered telecommunication equipment or services are covered by a waiver described in Federal Acquisition Regulation 4.2104. c. Exceptions . This clause does not prohibit contractors from providing - i. A service that connects to the facilities of a third - party, such as backhaul, roaming, or interconnection arrangements; or ii. Telecommunications equipment that cannot route or redirect user data traffic or permit visibility into any user data or packets that such equipment transmits or otherwise handles. d. Reporting requirement .

- 32 - Contract Number : 75N91019C00042 1. In the event the Contractor identifies covered telecommunications equipment or services used as a substantial or essential component of any system, or as critical technology as part of any system, during contract performance, or the Contractor is notified of such by a subcontractor at any tier or by any other source, the Contractor shall report the information in paragraph (d)(2) of this clause to the Contracting Officer, unless elsewhere in this contract are established procedures for reporting the information; in the case of the Department of Defense, the Contractor shall report to the website at https://dibnet.dod.mil. For indefinite delivery contracts, the Contractor shall report to the Contracting Officer for the indefinite delivery contract and the Contracting Officer(s) for any affected order or, in the case of the Department of Defense, identify both the indefinite delivery contract and any affected orders in the report provided at https://dibnet.dod.mil . 2. The Contractor shall report the following information pursuant to paragraph (d)(1) of this clause : i. Within one business day from the date of such identification or notification: the contract number; the order number(s), if applicable; supplier name; supplier unique entity identifier (if known); supplier Commercial and Government Entity (CAGE) code (if known); brand; model number (original equipment manufacturer number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended. ii. Within 10 business days of submitting the information in paragraph (d)(2)(i) of this clause: any further available information about mitigation actions undertaken or recommended. In addition, the Contractor shall describe the efforts it undertook to prevent use or submission of covered telecommunications equipment or services, and any additional efforts that will be incorporated to prevent future use or submission of covered telecommunications equipment or services. e . Subcontracts . The Contractor shall insert the substance of this clause, including this paragraph (e), in all subcontracts and other contractual instruments, including subcontracts for the acquisition of commercial items . (End of clause) 3. FAR Clause 52.244 - 6, Subcontracts for Commercial Items. (AUG 2019) a. Definitions. As used in this clause - " Commercial item and commercially available off - the - shelf item" have the meanings contained Federal Acquisition Regulation 2.101, Definitions. " Subcontract" includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier. b. To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this contract. c. (1) The Contractor shall insert the following clauses in subcontracts for commercial items: i. 52.203 - 13, Contractor Code of Business Ethics and Conduct ( Oct 2015) ( 41 U.S.C. 3509), if the subcontract exceeds $5.5 million and has a performance period of more than 120 days. In altering this clause to identify the appropriate parties, all disclosures of

- 33 - Contract Number : 75N91019C00042 violation of the civil False Claims Act or of Federal criminal law shall be directed to the agency Office of the Inspector General, with a copy to the Contracting Officer. ii. 52.203 - 15, Whistleblower Protections Under the American Recovery and Reinvestment Act of 2009 (Jun 2010) (Section 1553 of Pub. L. 111 - 5), if the subcontract is funded under the Recovery Act. iii. 52.203 - 19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017). iv. 52.204 - 21, Basic Safeguarding of Covered Contractor Information Systems (JUN 2016) other than subcontracts for commercially available off - the - shelf items, if flow down is required in accordance with paragraph (c) of FAR clause 52.204 - 21. v. 52.204 - 23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (JUL 2018) (Section 1634 of Pub. L. 115 - 91). vi. 52.204 - 25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (AUG2019) (Section 889(a)(1)(A) of Pub. L. 115 - 232). vii. 52.219 - 8, Utilization of Small Business Concerns (Oct 2018) (15 U.S.C. 637(d)(2) and (3)), if the subcontract offers further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $700,000 ($1.5 million for construction of any public facility), the subcontractor must include 52.219 - 8 in lower tier subcontracts that offer subcontracting opportunities. viii. 52.222 - 21, Prohibition of Segregated Facilities (Apr 2015). ix. 52.222 - 26, Equal Opportunity ( Sep 2016) ( E.O. 11246). x. 52.222 - 35, Equal Opportunity for Veterans ( Oct 2015) ( 38 U.S.C. 4212( a)); xi. 52.222 - 36, Equal Opportunity for Workers with Disabilities ( Jul 2014) ( 29 U.S.C. 793). xii. 52.222 - 37, Employments Reports on Veterans ( Feb 2016) ( 38 U.S.C. 4212). xiii. 52.222 - 40, Notification of Employee Rights Under the National Labor Relations Act ( Dec 2010) ( E.O. 13496), if flow down is required in accordance with paragraph ( f) of FAR clause 52.222 - 40. xiv. (A) 52.222 - 50, Combating Trafficking in Persons (Jan 2019) (2 2 U.S.C. chapter 78 and E.O. 13627). (B) Alternate I (Mar 2015) of 52.222 - 50 (22 U.S.C. chapter 78 and E.O. 13627). xv. 52.222 - 55, Minimum Wages under Executive Order 13658 ( Dec 2015), if flowdown is required in accordance with paragraph (k) of FAR clause 52.222 - 55. xvi. 52.222 - 62, Paid Sick Leave Under Executive Order 13706 ( JAN 2017) ( E.O. 13706), if flow down is required in accordance with paragraph ( m) of FAR clause 52.222 - 62. xvii. (A) 52 . 224 - 3 , PrivacyTraining (JAN 2017 )( 5 U . S . C . 552 a) if flow down is required in accordance with 52 . 224 - 3 ( f) (B) Alternate I ( JAN 2017 ) of 52 . 224 - 3 , if flow down is required in accordance with 52 . 224 - 3 ( f) and the agency specifies that only its agency - provided training is acceptable . xviii. 52.225 - 26, Contractors Performing Private Security Functions Outside the United States ( Oct 2016) ( Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302 Note).

- 34 - Contract Number : 75N91019C00042 xix. 52.232 - 40, Providing Accelerated Payments to Small Business Subcontractors ( Dec 2013), if flow down is required in accordance with paragraph ( c) of FAR clause 52.232 - 40. xx. 52.247 - 64 clause FAR of) d ( paragraph with accordance in required is down flow if), 2631. U.S.C 10 and 1241. App. U.S.C 46) ( 2006 Feb ( Vessels Commercial Flag. - U.S Owned Privately for Preference, 52.247 - 64 (2) While not required, the Contractor may flow down to subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations. d. The Contractor shall include the terms of this clause, including this paragraph ( d), in subcontracts awarded under this contract. ( End of Clause)

- 35 - Contract Number : 75N91019C00042 PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS SECTION J - LIST OF ATTACHMENTS The following documents are attached and incorporated in this contract: 1. Statement of Work Statement of Work, dated August 28, 2019, 5 pages. 2. Invoice Instructions for NIH Fixed - Price Contracts, NIH(RC) - 2 Invoice Instructions for NIH Fixed - Price Contracts, NIH(RC) - 2, (8/12), 3 pages. 3. Safety and Health Safety and Health, HHSAR Clause 352.223 - 70, (12/15), 2 pages. 4. Disclosure of Lobbying Activities, SF - LLL Disclosure of Lobbying Activities, SF - LLL, dated 7/97, 2 pages. 5. NIH Small Business Innovative Research (SBIR) Program Funding Agreement Certification NIH Small Business Innovative Research (SBIR) Program Funding Agreement Certification, 3 pages, located at: http://grants.nih.gov/grants/funding/sbir_forms/SBIR%20Funding%20Agreement%20Certification.pdf. 6. NIH Small Business Innovation Research (SBIR) Program Life Cycle Certification NIH Small Business Innovative Research (SBIR) Program Life Cycle Certification, 3 pages, located at: http:// grants.nih.gov/grants/funding/sbir_forms/SBIR%20Life%20Cycle%20Certification.pdf .

- 36 - Contract Number : 75N91019C00042 PART IV - REPRESENTATIONS AND INSTRUCTIONS SECTION K - REPRESENTATIONS AND CERTIFICATIONS The following documents are incorporated by reference in this contract: 1. FAR Clause 52.204 - 19 Incorporation by Reference of Representations and Certifications (December 2014). The Contractor's representations and certifications, including those completed electronically via the System for Award Management (SAM), are incorporated by reference into the contract. (End of clause) 2. NIH Representations & Certifications, dated 11/21/2018 3. Animal Welfare Assurance Number A8611 - 03. END of the SCHEDULE (CONTRACT)